Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

On January 31, 2022, Finward Bancorp (“Finward”) completed the acquisition of Royal Financial, Inc., a Delaware corporation (“Royal Financial”), pursuant to the Agreement and Plan of Merger dated July 28, 2021 (the “Merger Agreement”) between Finward and Royal Financial. Pursuant to the Merger Agreement, Royal Financial merged with and into Finward, with Finward as the surviving corporation (the “Merger”), and Royal Savings Bank, an Illinois state chartered savings bank and wholly-owned subsidiary of Royal Financial, merged with and into Peoples Bank, the wholly-owned Indiana state chartered commercial bank subsidiary of Finward, with Peoples Bank as the surviving bank.

In connection with the Merger, each outstanding share of Royal Financial common stock (other than shares then held of record by Finward, shares held as treasury shares of Royal Financial, and dissenting shares) owned by stockholders owning of record and/or beneficially at least 101 shares of Royal Financial common stock were converted into the right to receive, at the election of the stockholder, (i) 0.4609 shares of Finward common stock, or $20.14 in cash, subject to limitations and prorations such that 65% of the outstanding shares of Royal Financial common stock were converted into the stock consideration and 35% of the outstanding Royal Financial shares were converted into the cash consideration. Stockholders of Royal Financial who owned of record and/or beneficially fewer than 101 shares of Royal Financial common stock were entitled to receive fixed consideration of $20.14 per share in cash and were not entitled to make an election with respect to the merger consideration. Each Royal Financial stockholder also received cash in lieu of any fractional shares of Finward common stock that such stockholder would have otherwise received in the merger, with the amount of cash equal to $47.65 per share, which was the volume-weighted average of the daily closing prices of a share of Finward common stock during the 15 consecutive trading days immediately preceding the second business day prior to the closing of the Merger. Former Royal Financial stockholders owned approximately 18.6% of the issued and outstanding shares of common stock of Finward immediately after the Merger.

The accompanying unaudited pro forma combined condensed financial information presents the pro forma combined financial position and results of operations of the combined company based upon the historical financial statements of Finward and Royal Financial after giving effect to the Merger and the adjustments described in the accompanying footnotes. The Merger has been accounted for under the acquisition method of accounting under accounting principles generally accepted in the United States (“GAAP”). Under the acquisition method of accounting, the assets and liabilities of Royal Financial, as of the completion date of the Merger, have been recorded at their fair values and the excess of the purchase price over the fair value of the net assets has been allocated to goodwill. The goodwill resulting from the acquisition will not be amortized to expense, but instead will be reviewed for impairment at least annually, and to the extent goodwill is impaired, its carrying value will be written down to its implied fair value and a charge will be made to earnings. The financial statements of Finward issued after the consummation of the Merger will reflect the results attributable to the acquired operations of Royal Financial beginning on the date of the completion of the Merger.

The following unaudited pro forma combined condensed consolidated balance sheet as of September 30, 2021 combines the unaudited consolidated balance sheet of Finward as of September 30, 2021 with the unaudited consolidated balance sheet of Royal Financial as of September 30, 2021, as if the Merger had occurred on September 30, 2021. The following unaudited pro forma combined condensed consolidated income statement for the nine months ended September 30, 2021 combines the unaudited consolidated income statement of Finward for the nine months ended September 30, 2021 with the unaudited consolidated income statement of Royal Financial for the nine months ended September 30, 2021, as if the Merger had occurred on January 1, 2020. The unaudited pro forma combined condensed financial information is based on, and should be read together with, (i) the historical consolidated financial statements and related notes of Finward contained in its Annual Report on Form 10-K for the year ended December 31, 2020, as revised pursuant to the corrected historical financial information presented in Exhibit 99.1 to Finward’s Form 8-K filed with the Securities and Exchange Commission on September 7, 2021, and the historical financial statements and related notes as of and for the nine months ended September 30, 2021 contained in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, and (ii) the historical audited consolidated financial statements and related notes of Royal Financial for the fiscal years ended June 30, 2021 and 2020 and the historical unaudited consolidated financial statements and related notes of Royal Financial as of and for the three months ended September 30, 2021.

The unaudited pro forma combined condensed financial information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, may not reflect all of the possible financial benefits of the Merger, including from the realization of future cost savings from operating efficiencies or any other synergies that may result from the Merger, and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had Finward and Royal Financial been combined during the periods presented.

Finward has a fiscal year that ends on December 31. Meanwhile, Royal Financial had a fiscal year that ended on June 30. In compiling the unaudited pro forma condensed combined financial information, Finward has taken the necessary steps to present the financial information of Royal Financial to the period closest to Finward’s reporting period.

The unaudited pro forma combined condensed financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Finward would have been had the Merger occurred on the dates assumed, nor is such information necessarily indicative of the future consolidated results of operations or the financial position of Finward.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET As of September 30, 2021 ($ in thousands, unaudited)

	Finward	Royal Financial	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined
ASSETS
Cash and non-interest bearing balances in financial institutions	$17,715	$3,546	$(4,076)	[a]	$18,213
Cash consideration for acquisition			(19,056)	[b]
Sale of securities portfolio			31,834	[c]
Redemption of notes payable			(11,750)	[d]
Interest bearing balances in financial institutions	12,132	25,809	-		37,941
Federal funds sold	1,918	76	-		1,994
Total cash and cash equivalents	31,765	29,431	(3,048)		58,148

Certificates of deposit in other financial institutions	977	492	-		1,469

Securities available-for-sale	531,010	31,834	(31,834)	[c]	531,010
Loans held for sale	3,868	-	-		3,868
Loans receivable, net	956,352	470,228	(6,174)	[e]	1,420,406
Allowance for loan losses	(13,774)	(3,800)	3,800	[l]	(13,774)
Federal Home Loan Bank Stock	3,247	1,303	-		4,550
Accrued interest receivable	5,259	2,288	-		7,547
Premises and equipment	29,980	15,256	(1,963)	[h]	43,273
Foreclosed real estate	81	157	-		238
Cash value of bank owned life insurance	31,262	-	-		31,262
Goodwill	11,109	1,755	11,697	[f]	22,806
			(1,755)	[n]
Other intangible assets	3,374	503	1,957	[g]	5,834
Other assets	15,414	6,077	1,058	[k]	22,549
Total assets	$1,609,924	$555,524	$(26,262)		$2,139,186

LIABILITIES
Deposits:
Noninterest-bearing demand	$287,376	$81,906	$-		$369,282
Interest-bearing	1,118,824	406,472	919	[m]	1,526,215
Total deposits	1,406,200	488,378	919		1,895,497
Repurchase agreements	23,844	-			23,844
Other borrowed money	-	11,750	(11,750)	[d]	-
Accrued expenses and other liabilities	27,311	5,735	-		33,046
Total liabilities	1,457,355	505,863	(10,831)		1,952,387

STOCKHOLDERS' EQUITY
Common stock	-	26	(26)	[i]	-
Additional paid in capital	30,284	24,498	(24,498)	[i]	30,284
Treasury stock	-	(666)	666	[i]	-
Additional paid in capital (from Finward for Royal Financial acquisition)			53,286	[j]	53,286
Preferred stock	-	-	-		-
Accumulated other comprehensive income	2,608	784	(784)	[i]	2,608
Retained earnings	119,677	25,019	(25,019)	[i]	100,621
Deduction to retained earnings - paid to acquiree shareholders			(19,056)	[b]
Stockholders' equity	152,569	49,661	(15,431)		186,799

Total liabilities and stockholders' equity	$1,609,924	$555,524	$(26,262)		$2,139,186

See accompanying notes to unaudited pro forma combined condensed financial statements.

Pro Forma Adjustment Notes:

[a] Royal Financial pre-acquisition date deal cost.

[b] Cash consideration for purchase of Royal Financial.

[c] Sale of Royal Financial investment portfolio.

[d] Redemption of note payable and $5 million of Federal Home Loan Bank advances.

[e] Credit and interest rate mark on Royal Financial portfolio.

[f] Computed goodwill on the transaction.

[g] Estimated core deposit intangible less Royal Financial’s outstanding CDI.

[h] Fair value mark on fixed assets.

[i] Stockholders’ equity elimination for Royal Financial.

[j] Dividend from Peoples Bank to Finward.

[k] To record deferred tax asset as a result of pro forma adjustments resulting from tick mark [g], [h], [l], and [m].

[l] Write-off of Royal Financial’s allowance for loan loss.

[m] Estimated certificate of deposit premium.

[n] Closeout of Royal Financial goodwill.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED INCOME STATEMENT For the nine months ended September 30, 2021 ($ in thousands)

	Finward Historical	Royal Financial Historical	Pro Forma Adjustments		Pro Forma Combined
Interest income:
Loans and leases	$31,291	$14,230	$164	[1]	$45,685
Securities	6,483	502	-		6,985
Other interest earning assets	54	32	-		86
Total interest income	37,828	14,764	164		52,756

Interest expense:
Deposit interest	1,652	1,158	(126)	[3]	2,684
Repurchase agreements	35	-	-		35
Other borrowed funds	23	160	-		183
Total interest expense	1,710	1,318	(126)		2,902

Net interest income	36,118	13,446	290		49,854
Provision (credit) for loan losses	1,293	(185)	-		1,108
Net interest income after provision for loan losses	34,825	13,631	290		48,746

Noninterest income:
Gain on sale of loans	4,394	10	-		4,404
Fees and service charges	4,010	497	-		4,507
Fiduciary activities	1,787	-	-		1,787
Gain on securities	1,276	-	-		1,276
Increase in cash value of bank owned life insurance	537	-	-		537
Gain on foreclosed real estate	27	-	-		27
Gain on sale of premises and equipment	-	8	-		8
Other	108	141	-		249
Total noninterest income	12,139	656	-		12,795

Noninterest expense:
Compensation and benefits	17,624	3,853	-		21,477
Occupancy and equipment	4,076	1,708	-		5,784
Data processing	1,997	751	-		2,748
Marketing	728	127	-		855
Federal insurance premium	620	253	-		873
Other	8,859	1,737	103	[2]	10,699
Total noninterest expense	33,904	8,429	103		42,436

Income before income taxes	13,060	5,858	187		19,105
Income tax expense	1,408	1,270	39	[4]	2,717
Net income	$11,652	$4,588	$147		$16,387
	12,381

See accompanying notes to unaudited pro forma combined condensed financial statements.

Pro Forma Adjustment Notes:

[1]	Accretion of loan discount.
[2]	Core deposit intangible amortization.
[3]	Amortization of certificate of deposit premium.
[4]	To reflect tax effect of pro forma adjustments at 21%.

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

Note 1 – Basis of Presentation

The unaudited pro forma combined condensed consolidated financial information has been prepared under the acquisition method of accounting for business combinations. The unaudited pro forma combined condensed consolidated statement of income for the nine months ended September 30, 2021 is presented as if the acquisition occurred on January 1, 2020. The unaudited pro forma combined condensed consolidated balance sheet as of September 30, 2021 is presented as if the acquisition occurred as of that date. This information is not intended to reflect the actual results that would have been achieved had the acquisition actually occurred on those dates. The pro forma adjustments are preliminary, based on estimates, and are subject to change as more information becomes available and after final analyses of the fair values of both tangible and intangible assets acquired and liabilities assumed are completed. Accordingly, the final fair value adjustments may be materially different from those presented in this document.

Note 2 – Purchase Price

Each share of Royal Financial common stock issued and outstanding immediately prior to the Merger (other than shares held of record by Finward, shares held as treasury shares of Royal Financial, and dissenting shraes) were converted into the right to receive, at the stockholder’s election, 0.4609 shares of Finward common stock or $20.14 in cash, or a combination of both, for each share of Royal Financial’s common stock, subject to allocation provisions; provided that, Royal Financial stockholders owning less than 101 shares of Royal Financial common stock as of the effective time of the Merger were only entitled to receive $20.14 per share in cash and were not entitled to receive any shares of Finward common stock.

Note 3 – Allocation of Purchase Price

Under the acquisition method of accounting, Royal Financial's assets and liabilities and any identifiable intangible assets are required to be adjusted to their estimated fair values. The excess of the purchase price over the fair value of the net assets acquired, net of deferred taxes, is allocated to goodwill. Estimated fair value adjustments included in the pro forma financial statements are based upon available information, and certain assumptions considered reasonable, and may be revised as additional information becomes available. The following are the pro forma adjustments made to record the Merger and to adjust Royal Financials’ assets and liabilities to their estimated fair values at September 30, 2021.

Summary of Purchase Price Calculation and Goodwill Resulting from Royal Financial Merger

(dollars in thousands except share and per share data, unaudited)

Purchase price of Royal Financial:
Royal Financial shares outstanding	2,567,573
% of shares exchanged	65%
Shares exchanged	1,668,922
Exchange ratio	0.4609
Shares of Finward stock issued	769,206
Finward stock price	$44.50
Purchase price - stock	$34,230	$34,230

Royal Financial shares outstanding	2,567,573
% of shares paid in cash	35%
Shares paid in cash	898,651
Cash consideration per share	$20.14
Purchase price - cash	$18,099	$18,099

Purchase price - stock and cash		$52,329

Cash consideration per share	$20.14
Less: weighted average strike price	$11.69
Net cash per option	$8.45
Royal Financial options outstanding	113,200
Aggregate cash to option holders	$957	$957

Total purchase price		$53,286

Allocated to:
Historical book value of Royal Financial's assets and liabilities	$49,661
Royal Financial's estimated transaction expenses, net of tax	(4,076)
Cash out of stock options tax benefit	239
Close out of Royal Financial goodwill	(1,755)
Close out of Royal Financial core deposit intangible, net of tax benefit	(369)
Adjusted book value of Royal Financial's assets and liabilities	$43,700	$43,700

Adjustments to record assets and liabilities:
at fair value:
Loans, fair value mark	$(6,174)
Fixed asset, fair value mark	(1,963)
Allowance for loan losses write-off	3,800
Core deposit intangible	2,460
Certificate of deposit premium	(919)
Deferred tax assets	455
Deferred tax liabilities	230
Total allocation	$(2,111)	$(2,111)
Computed goodwill		$11,697

The following pro forma adjustments are reflected in the unaudited pro forma combined consolidated financial information for the Merger with Royal Financial.

A.	Fixed cash component of purchase price of $20.14 per share and Royal Financial's and Finward’s combined estimated transaction expenses.

B.

Fair value adjustment on loans of $6.2 million, of which $3.4 million is estimated to be accretable to interest income over a four year period and the elimination of Royal Financial's $3.8 million allowance for loan losses.

C.	Estimate of goodwill that will be recognized as part of the purchase accounting transaction. See the purchase price allocation in Note 3 for calculation.

D.

Estimate of core deposit intangible asset that will be recognized as part of the business combination. It is projected that this intangible asset will be amortized on a straight-line basis over a 6-year period.

E.

Estimate of certificate of deposit premium liability that will be recognized as part of the business combination. It is projected that this intangible liability will be amortized on a straight-line basis over a 2-year period.

F.

Elimination of Royal Financial's stockholders’ equity and the issuance of Finward shares in the Merger. The fair value of Finward common stock was based on the May 10, 2021 closing price of $44.50 per share.

G.	Accretion estimate for interest income on loans for the year ended December 31, 2020 and for the nine months ended September 30, 2021.

H.	Amortization estimate of core deposit intangible for the year ended December 31, 2020 and for the nine months ended September 30, 2021.

I.	Estimate of taxes for pro forma purposes at a rate of 21% for the year ended December 31, 2020 and for the nine months ended September 30, 2021.